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                                                                    Exhibit 99.1
FROM: Mitchell, Thomas
SENT: Friday, July 22, 2005 1:00 PM
TO: Ackerly, James; Bonnell, Bruno; Caparro, James; Heymann, Tom; Kronen, Ann; Guyennot, Denis; Schmider, Thomas; Ward, David; Pappa, Kristina
CC: Baker, Diane Price; Kempler, Jeff
SUBJECT: IMPORTANT

Infograms SA owns 52% of Atari, Inc. Therefore, Atari, Inc is considered a Controlled Foreign Corporation and is exempt from certain corporate governance rules that apply to other public companies in the United States. The Chairman of the Board and Chief Executive Officer of Infograms and Atari are one in the same person. Four of the nine Directors of Atari are either directors or employees or former employees of Infograms. Of the remaining five directors of Atari, only three are considered independent. The businesses of Atari and Infograms are intertwined and there are many related party transactions. For the past two years, the companies have attempted to simplify the corporate structure and raise additional capital without success.

Under the above circumstances, I no longer wish to serve on the Board of Atari and, hereby, tender my resignation from the Board of Atari effective immediately.

Thomas J. Mitchell